Exhibit 99.1

PRESS RELEASE

Level 3 Reports Third Quarter 2016 Results

Third Quarter 2016 Highlights

•                  Strong growth in Net Income to $143 million up from a Net Income of $1 million in the third quarter 2015

•                  Strong growth in Adjusted EBITDA of 12 percent, on a modified basis, to $716 million

•                  Generated solid Cash Flows from Operating Activities of $645 million and Free Cash Flow of $281 million

BROOMFIELD, Colo., Oct. 31, 2016 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the third quarter 2016.

“We continued to expand margins and generated solid Free Cash Flow; however, we saw softer revenue growth in the quarter,” said Jeff Storey, president and CEO of Level 3. “We are focused on delivering the best customer experience and improving our execution in the near term.”

Total revenue was $2.033 billion for the third quarter 2016, compared to $2.062 billion and $2.037 billion, on a reported and modified basis, for the third quarter 2015, respectively. The third quarter 2015 modified results exclude the results from the company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

In the third quarter 2016, the company generated net income of $143 million, basic earnings per share of $0.40 and diluted earnings per share of $0.39. For the third quarter 2015, net income was $1 million and basic and diluted earnings per share were $0.00. The third quarter 2015 results included a charge of $171 million, or approximately $0.48 earnings per share related to the deconsolidation of the company’s Venezuelan subsidiary’s operations. Excluding this charge, basic earnings per share was $0.48 per share for the third quarter 2015.

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Financial Results

Metric ($ in millions)	Third Quarter 2016	Third Quarter 2015(1)(4)	Third Quarter 2015 Modified(1)(2)(4)
Core Network Services Revenue	$1,930	$1,945	$1,920
Wholesale Voice Services Revenue	$103	$117	$117
Total Revenue	$2,033	$2,062	$2,037
Network Access Costs	$675	$706	$702
Network Access Margin	66.8%	65.8%	65.5%
Network Related Expenses (NRE)(3)	$331	$364	$362
Selling, General and Administrative Expenses (SG&A)(3)	$311	$335	$332
Non-cash Compensation Expense	$43	$34	$34
Adjusted EBITDA(6)	$716	$657	$641
Adjusted EBITDA Margin(6)	35.2%	31.9%	31.5%
Cash Flows from Operating Activities	$645	$575	$561
Capital Expenditures	$364	$328	$324
Unlevered Cash Flow(6)	$407	$376	$366
Free Cash Flow(6)	$281	$247	$237
Net Income(5)	$143	$1
Net Income per Common Share-Basic (5)	$0.40	$0.00
Weighted Average Shares Outstanding (in thousands)- Basic	359,561	355,791

(1)   The reported third quarter 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(2)   References to “modified” figures represent the adjustments made to exclude the company’s Venezuelan subsidiary’s operations except for Net Income, Net Income per Common Share-Basic and Weighted Average Shares Outstanding (in thousands)- Basic.

(3)   Excludes non-cash compensation expense.

(4)   Third quarter 2015 results include $24 million of restructuring and impairment charges, of which $8 million is included in Network Related Expenses and $16 million is included in SG&A.

(5)   Includes a $10 million benefit in the third quarter 2016 related to the Company’s adoption of the accounting standards update for Improvements to Employee Share-Based Payment Accounting.

(6)   See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

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Revenue

				3Q16/3Q15
Core Network Services (CNS) Revenue ($ in millions)	Third Quarter 2016	Third Quarter 2015(1)	Third Quarter 2015 Modified(1)(2)	Percent Change(3)	Percent Change, Modified(4)	Percent Change, Modified and Constant Currency
North America	$1,572	$1,551	$1,551	1%	1%	1%
Wholesale	$412	$426	$426	(3)%	(3)%	(3)%
Enterprise	$1,160	$1,125	$1,125	3%	3%	3%

EMEA	$182	$211	$211	(14)%	(14)%	(8)%
Wholesale	$61	$70	$70	(13)%	(13)%	(8)%
Enterprise	$104	$115	$115	(10)%	(10)%	(4)%
UK Government	$17	$26	$26	(35)%	(35)%	(23)%

Latin America	$176	$183	$158	(4)%	11%	10%
Wholesale	$37	$45	$40	(18)%	(8)%	(7)%
Enterprise	$139	$138	$118	1%	18%	16%

Total CNS Revenue	$1,930	$1,945	$1,920	(1)%	1%	1%
Wholesale	$510	$541	$536	(6)%	(5)%	(4)%
Enterprise	$1,420	$1,404	$1,384	1%	3%	3%

(1)         The reported third quarter 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(2)         References to “modified” figures represent the adjustments made to exclude the company’s Venezuelan subsidiary’s operations.

(3)         Year-over-year growth rates are calculated using third quarter 2015 results which have been adjusted to reflect changes made to customer assignments and included the company’s Venezuelan subsidiary’s operations. These growth rates are on a reported basis and not adjusted for currency.

(4)         Modified year-over-year growth rates are calculated using third quarter 2015 results which have been adjusted to reflect changes made to customer assignments as well as to exclude the company’s Venezuelan subsidiary’s operations. These growth rates are on a reported basis and not adjusted for currency.

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CNS Revenue

CNS Revenue was $1.930 billion in the third quarter 2016, decreasing 0.8 percent year-over-year on a reported basis, and increasing 1.1 percent year-over-year on a constant currency and modified basis.

Liquidity

As of September 30, 2016, the company had cash and cash equivalents of $1.569 billion.

2016 Business Outlook

“We are reiterating our outlook of 10 to 12 percent Adjusted EBITDA growth and $1.0 to $1.1 billion of Free Cash Flow for the full year 2016,” said Sunit Patel, executive vice president and CFO of Level 3.

“Year-to-date our capital expenditures have been higher than we anticipated at the beginning of the year, driven by increased customer demand for our dark fiber and wavelength services. As a result, we now expect capital expenditures to be approximately 16 percent of total revenue for the full year 2016, compared to our previous outlook of approximately 15 percent of total revenue and we have updated our expected depreciation and amortization expense for the increased level of capital expenditures.”

The company has also updated its full year 2016 outlook for non-cash compensation expense.

Metrics	Old Outlook	New Outlook
Adjusted EBITDA(1)	YoY growth of 10% to 12%	No change
Free Cash Flow	$1.0 to $1.1 billion	No change
GAAP Interest Expense	$555 million	No change
Cash Interest Expense	$510 million	No change
Capital Expenditures	15% of Total Revenue	16% of Total Revenue
Depreciation and Amortization	$1.230 billion	$1.260 billion
Cash Income Tax	$40 million	No change
Non-cash Compensation Expense	$170 million	$160 million
Full Year Income Tax Rate	~30%	No change

(1)         From a starting point of $2.592 billion, which is adjusted to exclude Adjusted EBITDA from the company’s Venezuelan subsidiary.

Conference Call and Website Information

Level 3 will hold a conference call to discuss the company’s Third Quarter Results today at 8 a.m. ET. The call will be broadcast live at http://event.on24.com/r.htm?e=1303742&s=1&k=5921B9461AD59A0989FA76257CA4E78F

Additional information regarding Third Quarter Results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 866-610-1072 (U.S. Domestic) or +1 973-935-2840, conference ID: 10841687. Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

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About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: increase revenue from its services to realize its targets for financial and operating performance; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage risks associated with continued uncertainty in the global economy; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this presentation should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+1 720-888-0560	+1 720-888-2518
Nikki.Wheeler@Level3.com	Mark.Stoutenberg@Level3.com

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” “intends” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:  the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Level 3’s operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink’s legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company’s products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in the combined company’s access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company’s ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company’s products and services, including the combined company’s ability to effectively respond to increased demand for high-speed broadband service; the combined company’s ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company’s business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Level 3’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

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There can be no assurance that the proposed acquisition or any other transaction described above will in fact be consummated in the manner described or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transaction or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document.  Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

CenturyLink and Level 3 plan to file a joint proxy statement/prospectus with the SEC.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus and the filings that will be incorporated by reference in the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov.  Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Participants in the Solicitation

The respective directors and executive officers of CenturyLink and Level 3 and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 5, 2016, and information regarding Level 3’s directors and executive officers is available in its proxy statement filed with the SEC by Level 3 on April 7, 2016.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

References to “modified” figures represent the adjustments made to exclude the Company’s Venezuelan subsidiary’s operations, that was deconsolidated as of September 30, 2015.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Modified and Constant Currency

		3Q15 FX						3Q15 FX
CNS Revenue ($ in millions)	3Q16	3Q16 Constant Currency	3Q15(2)	3Q15 Venezuela	3Q15 Modified(3)	3Q16/ 3Q15 %Change	3Q16/3Q15 Modified %Change	3Q16 Constant Currency/ 3Q15 Modified %Change(6)
North America	$1,572	$1,572	$1,551	$—	$1,551	1%	1%	1%
Wholesale	$412	$412	$426	$—	$426	(3)%	(3)%	(3)%
Enterprise	$1,160	$1,160	$1,125	$—	$1,125	3%	3%	3%

EMEA	$182	$195	$211	$—	$211	(14)%	(14)%	(8)%
Wholesale	$61	$64	$70	$—	$70	(13)%	(13)%	(8)%
Enterprise	$104	$111	$115	$—	$115	(10)%	(10)%	(4)%
UK Government	$17	$20	$26	$—	$26	(35)%	(35)%	(23)%

Latin America	$176	$174	$183	$25	$158	(4)%	11%	10%
Wholesale	$37	$37	$45	$5	$40	(18)%	(8)%	(7)%
Enterprise	$139	$137	$138	$20	$118	1%	18%	16%

Total	$1,930	$1,941	$1,945	$25	$1,920	(1)%	1%	1%
Wholesale	$510	$513	$541	$5	$536	(6)%	(5)%	(4)%
Enterprise(1)	$1,420	$1,428	$1,404	$20	$1,384	1%	3%	3%

Total CNS Revenue	$1,930	$1,941	$1,945	$25	$1,920	(1)%	1%	1%
Wholesale Voice Services	103	104	117	—	117	(12)%	(12)%	(11)%
Total Revenue	$2,033	$2,045	$2,062	$25	$2,037	(1)%	—%	—%

EMEA Total w/o UK Govt	$165	$175	$185	$—	$185	(11)%	(11)%	(6)%
Total CNS w/o UK Govt	$1,913	$1,921	$1,919	$25	$1,894	—%	1%	1%
Enterprise w/o UK Govt	$1,403	$1,408	$1,378	$20	$1,358	2%	3%	4%

Network Access Costs			706	4	702
Network Related Expenses(4)			364	2	362
Selling, General and Administrative Expenses (5)			335	3	332
Network Access Margin			65.8%		65.5%

(1) includes UK Government

(2) Adjusted to reflect changes made to customer assignments between wholesale and enterprise channels as of the beginning of 2016.

(3) Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

(4) Excludes non-cash compensation of $5 million.

(5) Excludes non-cash compensation of $29 million.

(6) Percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Income.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Income, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Income before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

($ in millions)	3Q16
Net Income	$143
Income Tax Expense	74
Total Other Expense	137
Depreciation and Amortization	319
Non-Cash Stock Compensation	43
Adjusted EBITDA	$716

Total Revenue	$2,033
Adjusted EBITDA Margin	35.2%

Adjusted EBITDA Metric

($ in millions)	3Q15	3Q15 Venezuela	3Q15 Modified(1)
Net Income (Loss)	$1	$9	$(8)
Income Tax Expense	16	—	16
Total Other Expense	310	5	305
Depreciation and Amortization	296	2	294
Non-Cash Stock Compensation	34	—	34
Adjusted EBITDA	$657	$16	$641

Total Revenue	$2,062	$25	$2,037
Adjusted EBITDA Margin	31.9%		31.5%

(1)Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow

($ in millions)	3Q15	3Q15 Venezuela	3Q15 Modified(1)	3Q16
Net Cash Provided by Operating Activities	$575	$14	$561	$645
Capital Expenditures	(328)	(4)	(324)	(364)
Free Cash Flow	$247	$10	$237	$281
Cash Interest Paid	129	—	129	127
Interest Income	—	—	—	(1)
Unlevered Cash Flow	$376	$10	$366	$407

(1)Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

Debt is defined as total gross debt, including capital leases from the Footnotes to the Consolidated Financial Statements.

Net Debt to Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as Debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA.

Level 3 Communications, Inc. and Consolidated Subsidiaries

LTM Adjusted EBITDA

($ in millions)	4Q15	1Q16	2Q16	3Q16	Total: LTM
Total Revenue	$2,053	$2,051	$2,056	$2,033	$8,193
Network Access Costs	(708)	(694)	(676)	(675)	(2,753)
Network Related Expenses	(344)	(338)	(339)	(337)	(1,358)
Selling, General and Administrative Expenses	(369)	(356)	(357)	(348)	(1,430)
Add back: Non-Cash Compensation Expenses	49	47	31	43	170
Adjusted EBITDA	$681	$710	$715	$716	$2,822

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to LTM Adjusted EBITDA Ratio as of September 30, 2016

($ in millions)

Debt	$11,013
Cash and Cash Equivalents	(1,569)
Net Debt	$9,444
LTM Adjusted EBITDA	$2,822
Net Debt to LTM Adjusted EBITDA Ratio	3.3

Outlook

In order to provide our outlook with respect to non-GAAP metrics, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Outlook

Adjusted EBITDA Outlook

Twelve Months Ended December 31, 2016

	Range
($ in millions)	Low	High
Net Income	580	600
Income Tax Expense	245	260
Total Other Expense	585	620
Depreciation and Amortization Expense	1,265	1,255
Non-Cash Compensation Expense	170	155
Adjusted EBITDA	$2,845	$2,890

Free Cash Flow Outlook

Twelve Months Ended December 31, 2016

	Range
($ in millions)	Low	High
Net Cash Provided by Operating Activities	$2,300	$2,440
Capital Expenditures	(1,300)	(1,340)
Free Cash Flow	$1,000	$1,100

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited)

	Three Months Ended
(dollars in millions, except per share data)	September 30, 2016	June 30, 2016(1)	September 30, 2015

Revenue	$2,033	$2,056	$2,062

Costs and Expenses
Network access costs	675	676	706
Network related expenses	337	339	369
Depreciation and amortization	319	310	296
Selling, general and administrative expenses	348	357	364
Total Costs and Expenses	1,679	1,682	1,735

Operating Income	354	374	327

Other Income (Expense):
Interest income	1	1	—
Interest expense	(139)	(140)	(145)
Loss on modification and extinguishment of debt	—	(40)	—
Venezuela deconsolidation charge	—	—	(171)
Other, net	1	(5)	6
Total Other Expense	(137)	(184)	(310)

Income Before Income Taxes	217	190	17

Income Tax Expense	(74)	(34)	(16)

Net Income	$143	$156	$1

Basic Earnings per Common Share:
Net Income per Share	$0.40	$0.44	$0.00
Weighted-Average Shares Outstanding (in thousands)	359,561	357,924	355,791

Diluted Earnings per Common Share:
Net Income per Share	$0.39	$0.43	$0.00
Weighted-Average Shares Outstanding (in thousands)	361,907	361,250	358,714

(1)Results have been adjusted to reflect the Company’s adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	September 30,	June 30,	September 30,
(dollars in millions)	2016	2016(1)	2015

Assets

Current Assets:
Cash and cash equivalents	$1,569	$1,291	$691
Restricted cash and securities	8	8	7
Receivables, less allowances for doubtful accounts	749	839	810
Other	131	140	130
Total Current Assets	2,457	2,278	1,638

Property, Plant and Equipment, net	10,167	10,073	9,812
Restricted Cash and Securities	31	31	44
Goodwill	7,736	7,739	7,753
Other Intangibles, net	967	1,020	1,182
Deferred Tax Assets	3,339	3,395	276
Other Assets	49	50	51
Total Assets	$24,746	$24,586	$20,756

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$728	$762	$630
Current portion of long-term debt	7	7	16
Accrued payroll and employee benefits	194	160	230
Accrued interest	135	131	137
Current portion of deferred revenue	263	268	273
Other	180	170	182
Total Current Liabilities	1,507	1,498	1,468

Long-Term Debt, less current portion	10,875	10,871	10,870
Deferred Revenue, less current portion	1,010	1,027	942
Other Liabilities	630	637	696
Total Liabilities	14,022	14,033	13,976

Stockholders’ Equity	10,724	10,553	6,780
Total Liabilities and Stockholders’ Equity	$24,746	$24,586	$20,756

(1)Results have been adjusted to reflect the Company’s adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions)	2016	2016(1)	2015

Cash Flows from Operating Activities:
Net income	$143	$156	$1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	319	310	296
Non-cash compensation expense attributable to stock awards	43	31	34
Loss on modification and extinguishment of debt	—	40	—
Accretion of debt discount and amortization of debt issuance costs	5	5	5
Accrued interest on long-term debt, net	4	—	12
Venezuela deconsolidation charge	—	—	171
Deferred income taxes	62	20	15
Gain on sale of property, plant and equipment and other assets	—	(1)	—
Other, net	(4)	6	2
Changes in working capital items:
Receivables	85	(25)	(98)
Other current assets	—	(5)	15
Payables	(33)	84	21
Deferred revenue	(21)	(4)	63
Other current liabilities	42	14	38
Net Cash Provided by Operating Activities	645	631	575

Cash Flows from Investing Activities:
Capital expenditures	(364)	(367)	(328)
Cash related to deconsolidated Venezuela operations	—	—	(83)
Change in restricted cash and securities, net	—	839	—
Proceeds from sale of property, plant and equipment and other assets	—	1	1
Other	—	—	(14)
Net Cash Provided by (Used in) Investing Activities	(364)	473	(424)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	—	(1)	(1)
Payments on and repurchases of long-term debt and capital leases	(2)	(815)	(4)
Net Cash Used in Financing Activities	(2)	(816)	(5)

Effect of Exchange Rates on Cash and Cash Equivalents	(1)	(1)	(4)

Net Change in Cash and Cash Equivalents	278	287	142

Cash and Cash Equivalents at Beginning of Period	1,291	1,004	549

Cash and Cash Equivalents at End of Period	$1,569	$1,291	$691

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$127	$133	$129

(1)Results have been adjusted to reflect the Company’s adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting.